UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or §240.14a-12

INSTRUCTURE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Stockholders,

On behalf of Instructure Holdings, Inc.’s Board of Directors, it is our pleasure to invite you to our 2023 Annual Meeting of Stockholders to be held on Thursday, May 25, 2023 at 10:00 a.m. Mountain Time. This year’s Annual Meeting will be held at our principal executive offices, located at 6330 South 3000 East, Suite 700, Salt Lake City, Utah 84121.

The Annual Meeting will be conducted for the following purposes, which are more fully described in the accompanying proxy statement:

1.
to elect two nominees identified in the accompanying proxy statement to serve as Class II directors until the 2026 Annual Meeting and until their successors are duly elected and qualified;
2.
to approve, by an advisory vote, the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement;
3.
to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;
4.
to approve an amendment to our Second Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding exculpation of officers; and
5.
to transact other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors has set the record date as April 6, 2023. Only stockholders that owned shares of the Company’s common stock as of the close of business on that day are entitled to notice of and may vote at this Annual Meeting, or any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote. You may vote by proxy over the Internet or by mail by following the instructions on the proxy card or voting instructions form. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.

Thank you for your continued support and confidence of Instructure Holdings, Inc. We hope you will join us for our 2023 Annual Meeting.

Sincerely,

Charles Goodman

Chair of the Board

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

The 2023 Annual Meeting of Stockholders of Instructure Holdings, Inc. will be held at our principal executive offices, located at 6330 South 3000 East, Suite 700, Salt Lake City, Utah 84121 on Thursday, May 25, 2023, at 10:00 a.m. Mountain Time for the following purposes:

1.
to elect two nominees identified in the accompanying proxy statement to serve as Class II directors until the 2026 Annual Meeting and until their successors are duly elected and qualified;
2.
to approve, by an advisory vote, the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement;
3.
to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;
4.
to approve an amendment to our Second Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding exculpation of officers; and
5.
to transact other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors (the “Board”) has set the record date as of April 6, 2023. Only stockholders that owned shares of the Company’s common stock as of the close of business on that day are entitled to notice of and may vote at this Annual Meeting, or any adjournment or postponement thereof. A list of the Company’s stockholders of record will be available for examination by any stockholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 25, 2023, at 6330 South 3000 East, Suite 700, Salt Lake City, Utah 84121, and on the date of the Annual Meeting.

The proxy statement is first being delivered to the Company’s stockholders of record on or about April 24, 2023.

By Order of the Board of Directors,

Matthew A. Kaminer

Chief People and Legal Officer and Secretary

i

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: Why did I receive these materials?

The Board of Directors of the Company (the “Board”) is soliciting your proxy to vote at our 2023 Annual Meeting of Stockholders (or at any adjournment or postponement thereof). Stockholders who own shares of our common stock as of the close of business on the record date, April 6, 2023 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.

Householding. The Securities and Exchange Commission (“SEC”) rules permit us to print an individual’s multiple accounts on a single set of annual meeting materials. To take advantage of this opportunity, we have summarized on one set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the proxy materials.

Q: Who will be entitled to vote?

Stockholders who own shares of our common stock as of the Record Date, are entitled to vote at the Annual Meeting. As of the Record Date, the Company had 143,478,526 shares of common stock outstanding. Holders of the Company’s common stock as of the Record Date are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Q: What will I be voting on?

You will be voting on:

1.
the election of Erik Akopiantz and James Hutter as Class II directors to serve on the Board until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2.
the approval, by an advisory vote, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement (“say-on-pay”);
3.
the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;
4.
the approval of an amendment to our Second Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding exculpation of officers; and
5.
any other business as may properly come before the meeting or any adjournment or postponement thereof.

Q: How does the Board recommend I vote on these matters?

The Board recommends you vote:

1.
FOR the election of Erik Akopiantz and James Hutter as Class II directors;
2.
FOR the approval, by an advisory vote, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement;
3.
FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

4.
FOR the amendment to our Second Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding exculpation of officers.

Q: How do I cast my vote?

You can vote either in person at the Annual Meeting or by proxy without attending the meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, as of the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Annual Meeting materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Stockholder of Record: Shares Registered in Your Name

If, as of the Record Date, your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy before the Annual Meeting in the following ways:

1.
via the Internet at www.proxyvote.com;
2.
by phone by calling 1-800-690-6903; or
3.
by signing and returning a proxy card.

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 24, 2023.

Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Q: Can I access the proxy materials electronically?

Yes. Our proxy materials are available at www.proxyvote.com. In addition, instead of receiving future copies of our proxy statement and annual report by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our proxy materials, you should follow the instructions available at www.proxyvote.com. Your election to receive future proxy materials by email will remain in effect until you revoke it.

Q: How may I change or revoke my proxy?

Beneficial Owner: Shares Registered in the Name of Broker or Bank. Beneficial stockholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.

Stockholder of Record: Shares Registered in Your Name. Registered stockholders may change a properly executed proxy at any time before its exercise:

1.
via the Internet at www.proxyvote.com;
2.
by phone by calling 1-800-690-6903;
3.
by signing and returning a new proxy card; or
4.
by voting at the Annual Meeting.

Q: How can I attend and participate in the Annual Meeting?

The Annual Meeting is being held in person at the Company’s principal executive offices located at 6330 South 3000 East, Suite 700, Salt Lake City, UT, 84121. If you were a stockholder as of the Record Date you may attend the Annual Meeting. At the entrance to the meeting, you must present a valid form of personal identification, such as a driver’s license or passport. In addition, stockholders holding their shares through a broker, bank, trustee, or nominee will need to bring proof of beneficial ownership as of the Record Date, such as their most recent account statement reflecting their stock ownership prior to April 6, 2023, a copy of the voting instruction form provided by their broker, bank, trustee or nominee or similar evidence of ownership.

If you do not provide valid photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For directions to the Company’s executive offices, you may call us at (800) 203-6755 or email investors@instructure.com. Information on how to vote at the Annual Meeting is discussed above.

Q: What is the voting requirement to approve each of the proposals, and how are the votes counted?

PROPOSAL 1—ELECTION OF DIRECTORS

A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the two nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Votes that are “WITHHELD” with respect to one or more director nominees will result in the respective nominee receiving fewer votes, but they will not count as votes against a nominee and will have no effect on the outcome of the election of those nominees. Broker non-votes will not impact the election of the nominees.

PROPOSAL 2—NON-BINDING ADVISORY VOTE APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS INCLUDED IN THIS PROXY STATEMENT

The affirmative vote of a majority of the voting power of the capital stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve Proposal 2. Abstentions will be counted as present and entitled to vote on this proposal and will therefore have the effect of a negative vote. Broker non-votes will have no effect on this proposal. Although the result of this proposal will be non-binding on the Board and the Compensation Committee thereof, the Board and the Compensation Committee will consider the results of the stockholder vote when making future decisions regarding compensation of the Company’s named executive officers.

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED ACCOUNTING FIRM

The affirmative vote of a majority of the voting power of the capital stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve Proposal 3. Abstentions will be counted as present and entitled to vote on this proposal and will therefore have the effect of a negative vote. There will not be broker non-votes with respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.

PROPOSAL 4—AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR EXCULPATION OF OFFICERS

The affirmative vote of a majority of the voting power of the capital stock outstanding and entitled to vote thereon is required to approve Proposal 4. Abstentions and broker non-votes will have the effect of a negative vote.

Q: When will the results of the vote be announced?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Q: What is the deadline for submitting a stockholder proposal or director nomination for the 2024 Annual Meeting?

Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of stockholders to be held in 2024, must be received by the Company at our principal executive offices at 6330 South 3000 East, Suite 700, Salt Lake City, UT, 84121, Attn: Corporate Secretary, no later than December 26, 2023. Stockholders wishing to make a director nomination or bring a proposal before the 2024 Annual Meeting (other than pursuant to SEC Rule 14a-8) must provide written notice of such proposal to the Company’s Corporate Secretary at our principal executive offices no later than the close of business on February 23, 2024 and not earlier than the close of business on January 26, 2024. However, if the date of our 2024 Annual Meeting is not scheduled to be held within a period that commences 30 days before the anniversary date of this Annual Meeting and ends 70 days after the anniversary of the date of this Annual Meeting, then our Corporate Secretary must receive the notice no earlier than the close of business on the 120th day prior to the date of the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2024 Annual Meeting and the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made by us.

In addition to satisfying the requirements under the Company's Bylaws, to comply with the requirements set forth in Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the universal proxy rules), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide written notice to the Corporate Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at the Company’s principal executive offices no later than March 26, 2024.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of our Board, which is composed of eight directors. Our Second Amended and Restated Certificate of Incorporation (our "Charter") provides that the authorized number of directors may be changed only by resolution of our Board. Our Charter also provides that our Board be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the director class, name, age as of April 6, 2023, and other information for each member of our Board:

Name	Class	Age	Position	Year Elected	Year Current Term Expires	Expiration Year of Term For Which Nominated
Charles Goodman	I	62	Chair of the Board	2020	2025
Ossa Fisher	I	46	Director	2021	2025
Paul Holden Spaht, Jr.	I	48	Director	2020	2025
Erik Akopiantz	II	58	Director	2020	2023	2026
James Hutter	II	33	Director	2021	2023	2026
Steve Daly	III	58	CEO and Director	2020	2024
Brian Jaffee	III	37	Director	2020	2024
Lloyd “Buzz” Waterhouse	III	71	Director	2021	2024

The Board believes that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our stockholders, our Board seeks to, as a whole, be competent in key corporate disciplines, including risk management, crisis management, leadership, regulatory issues, reputational issues, accounting and financial acumen, business judgment, governance, social responsibility, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry. The Compensation and Nominating Committee of the Board (the “Compensation and Nominating Committee”) believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Ethics and the Corporate Governance Guidelines, which specify, among other things, that the Compensation and Nominating Committee will consider criteria such as independence, diversity, skills, and qualifications in the context of the needs of the Board. In addressing issues of diversity in particular, the Compensation and Nominating Committee considers a nominee’s differences in gender, race, ethnicity and tenure. The Compensation and Nominating Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Compensation and Nominating Committee considers individuals with diverse viewpoints, accomplishments, cultural background, professional expertise, and diversity in gender, ethnicity, race, skills and geographic representation, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our stockholders. The Compensation and Nominating Committee also will consider a combination of factors for each director, including (a) the nominee’s good reputation and character to conduct themselves in accordance with the Company’s Code of Ethics, (b) whether the nominee has any conflict of interest that would impair his or her ability to fulfill the responsibilities of a member of the Board, (c) whether the nominee will be considered independent under the standards of the New York Stock Exchange (the "NYSE") and heightened standards for audit and compensation committees, (d) the nominee’s educational background, experience, qualifications and skills relevant for effective management and oversight of the Company’s management, (e) whether the nominee has the time and willingness to carry out their duties and responsibilities effectively and (f) the diverse attributes of the nominee, such as differences in background, qualifications and personal characteristics.

The Compensation and Nominating Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Ethics, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our stockholders: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and regulatory and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its stockholders, and guide the long-term sustainable, dependable performance of the Company.

Subject to any earlier resignation or removal in accordance with the terms of our Charter, our Bylaws and the Director Nomination Agreement (as defined and discussed below), our Class II directors will serve until this Annual Meeting, our Class III directors will serve until the 2024 Annual Meeting of Stockholders, and our Class I directors will serve until the 2025 Annual Meeting of Stockholders. In addition, our Charter provides that our directors may be removed with or without cause by the affirmative vote of at least a majority of the voting power of our outstanding shares of stock entitled to vote, voting together as a single class, for so long as our Principal Stockholder (as defined below) owns 40% or more of the total number of shares of our common stock then-outstanding. If our Principal Stockholder’s beneficial ownership falls below 40% of the total number of shares of our common stock outstanding, then our directors may be removed only for cause upon the affirmative vote of at least 66 2⁄3% of the voting power of our outstanding shares of stock entitled to vote thereon.

Director Nomination Agreement

We are party to a Director Nomination Agreement (the “Director Nomination Agreement”) by and among the Company and Thoma Bravo Fund XIII, L.P., a Delaware limited partnership, Thoma Bravo Fund XIII-A, L.P., a Delaware limited partnership, Thoma Bravo Executive Fund XIII, L.P., a Delaware limited partnership, Thoma Bravo Partners XIII, L.P., and Thoma Bravo UGP, LLC, a Delaware limited liability company (collectively, “Thoma Bravo” or our “Principal Stockholder”). The Director Nomination Agreement provides our Principal Stockholder the right to designate (i) all of the nominees for election to the Company’s Board for so long as our Principal Stockholder controls, in the aggregate, 40% or more of the total number of the Company’s shares of common stock beneficially owned by our Principal Stockholder upon completion of our IPO, as adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or similar changes in our capitalization, or such amount of shares, as adjusted (the “Original Amount”); (ii) a number of directors (founded up to the nearest whole number) equal to 40% of the total directors for so long as our Principal Stockholder beneficially owns at least 30% and less than 40% of the Original Amount; (iii) a number of directors (rounded up to the nearest whole number) equal to 30% of the total directors for so long as our Principal Stockholder beneficially at least 20% and less than 30% of the Original Amount; (iv) a number of directors (rounded up to the nearest whole number) equal to 20% of the total directors for so long as our Principal Stockholder beneficially owns at least 10% and less than 20% of the Original Amount; and (v) one director for so long as our Principal Stockholder beneficially owns at least 5% of the Original Amount. In each case, our Principal Stockholder’s nominees must comply with applicable law and stock exchange rules. In addition, our Principal Stockholder is entitled to designate the replacement for any of its board designees whose service terminates prior to the end of the director’s term regardless of our Principal Stockholder’s beneficial ownership at such time. Our Principal Stockholder also has the right to have its designees participate on committees of our Board proportionate to its stock ownership, subject to compliance with applicable law and stock exchange rules. The Director Nomination Agreement also prohibits us from increasing or decreasing the size of our Board without the prior written consent of our Principal Stockholder. The Director Nomination Agreement will terminate at such time as our Principal Stockholder owns less than 5% of the Original Amount. Our Principal Stockholder may assign its designation rights under the Director Nomination Agreement to an affiliate.

Erik Akopiantz and James Hutter, the Class II directors that are nominated for election at the Annual Meeting, were nominated by Thoma Bravo pursuant to the Director Nomination Agreement.

Stockholder Recommendations for Director Nominees

Subject to the requirements of the Director Nomination Agreement, the Compensation and Nominating Committee will consider stockholder nominations for membership on the Board. See “Commonly Asked Questions and Answers About the Annual Meeting—What is the deadline for submitting a stockholder proposal or director nomination for the 2024 Annual Meeting?” above.

When filling a vacancy on the Board, the Compensation and Nominating Committee will identify the desired skills and experience of a new director and will nominate individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Compensation and Nominating Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates will then be evaluated based on the process outlined in our Corporate Governance Guidelines and the Compensation and Nominating Committee charter, and the same process will be used for all candidates, including candidates recommended by stockholders.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.

Name	Class	Age(1)	Position	Year Elected	Year Current Term Expires	Expiration Year of Term For Which Nominated
Erik Akopiantz	II	58	Director	2020	2023	2026
James Hutter	II	33	Director	2021	2023	2026
(1)
Ages as of April 6, 2023.

Each above-named director nominee was recommended for election by the Compensation and Nominating Committee for consideration by the Board and our stockholders and has agreed to serve as a director, if elected. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

Director Nominees to Serve for a Three-Year Term Expiring at the 2026 Annual Meeting of Stockholders.

Erik Akopiantz has served on our Board since March 2020. Mr. Akopiantz has served as an Operating Partner at Thoma Bravo since April 2014. Mr. Akopiantz’s prior experience includes serving as the Chief Financial Officer of Roadnet Technologies, Inc. from 2011 to 2014, the Chief Operating Officer of Paranet Solutions, LLC from 2008 to 2011, the Chief Executive Officer of Digital Reach from 2006 to 2008, and various executive finance roles for The SABRE Group from 2002 to 2006. Mr. Akopiantz currently serves on the board of directors of several software and technology service companies in which certain investment funds advised by Thoma Bravo hold an investment and has previously served on the board of directors of several former Thoma Bravo portfolio companies. Mr. Akopiantz earned degrees in a Bachelor of Science, Finance from the University of Vermont and an MBA from the Rice University.

We believe Mr. Akopiantz’s extensive operating, board and industry experience and overall knowledge of our business makes him a valuable member of our Board.

James “Jaimie” Hutter has served on our Board since March 2020. Mr. Hutter joined Thoma Bravo in 2014 as an Associate and was promoted to Senior Associate in 2016, Vice President in 2018, Senior Vice President in 2022 and Principal in 2023. Mr. Hutter focuses primarily on application software investments. Prior to joining Thoma Bravo, he worked in investment banking at Morgan Stanley. Mr. Hutter currently serves on the board of directors of several software and technology service companies in which certain investment funds advised by Thoma Bravo hold an investment. Mr. Hutter earned his bachelor’s degree with Honors in Science, Technology, & Society at Stanford University.

We believe Mr. Hutter’s business and director experience at technology and software companies makes him a valuable member of our Board.

Continuing Directors

Class III Directors (terms expiring at the 2024 Annual Meeting of Stockholders)

Steve Daly has served as our Chief Executive Officer since July 2020. Mr. Daly has also been a member of our Board since March 2020. Prior to this, Mr. Daly was the Chief Executive Officer of LANDESK/Ivanti, an IT management and security software company from 2008 to 2021. Mr. Daly holds a bachelor’s degree in Mechanical Engineering and a master’s degree in Business Administration, both from Brigham Young University.

We believe Mr. Daly is qualified to serve as a member of our Board due to his experience as our Chief Executive Officer and his executive experience at other software companies.

Brian Jaffee has served on our Board since March 2020. Mr. Jaffee has been serving as a Partner at Thoma Bravo since 2021. Mr. Jaffee joined Thoma Bravo in 2014 as a Vice President. Prior to joining Thoma Bravo, Mr. Jaffee served as an Associate and Senior Associate at Veritas Capital. Prior to joining Veritas in 2009, he worked as an Investment Banking Analyst in the Leveraged Finance Group at Merrill Lynch, where he originated structured and executed leveraged loan and high yield bond financings for leveraged buyouts, strategic acquisitions, and recapitalizations across a wide range of industries. Mr. Jaffee currently serves on the board of directors of several software and technology service companies in which certain investment funds advised by Thoma Bravo hold an investment. Mr. Jaffee holds a bachelor’s degree, magna cum laude, in Finance from Miami University and an MBA from University of Chicago.

We believe Mr. Jaffee’s business and director experience at technology and software companies makes him a valuable member of our Board.

Lloyd “Buzz” Waterhouse has served on our Board since September 2021. Mr. Waterhouse has also worked a senior advisor to New Mountain Capital since 2015. Mr. Waterhouse was previously the Chief Executive Officer of McGraw-Hill Education from 2012 to 2014, and before that served as Chief Executive Officer and President of Harcourt Education Group, a global education company from 2006 to 2008. From 2001 to 2004, Mr. Waterhouse served as Chief Executive Officer and Chairman of Reynolds and Reynolds Co., a leading provider of integrated solutions to automotive retailers. From May 2010 to February 2016, Mr. Waterhouse served on the board of directors of SolarWinds, Inc. Mr. Waterhouse holds a B.S. in finance from Pennsylvania State University and an M.B.A. from Youngstown State University.

We believe Mr. Waterhouse’s leadership positions and experience as a Chief Executive Officer in organizations in the education industry as well as prior board experience makes him a valuable member of our Board.

Class I Directors (terms expiring at the 2025 Annual Meeting of Stockholders)

Charles Goodman has served as Chair of the Board since March 2020. Mr. Goodman is an Operating Partner at Thoma Bravo. Prior to Thoma Bravo, Mr. Goodman served as Chief Executive Officer of PowerPlan, a Thoma Bravo portfolio company that sold to Roper Technologies in 2018. Prior to joining PowerPlan in 2015, Mr. Goodman was Chief Executive Officer of P2 Energy Solutions. Prior to joining P2 Energy Solutions, Mr. Goodman served as Chief Operating Officer of Ventyx and as EVP, Corporate Operations of Atmos Energy. Mr. Goodman currently serves on the board of directors of several software and technology service companies in which certain investment funds advised by Thoma Bravo hold an investment. Mr. Goodman holds a bachelor’s degree in Petroleum Engineering from Texas Tech University.

We believe Mr. Goodman’s extensive software and technology experience as well as his experience serving as chair of the board for other education, technology and software companies, makes him a valuable member of our Board.

Ossa Fisher has served on our Board since July 2021. Ms. Fisher has served as the President of Aurora Innovation (Nasdaq: AUR) since February 2023. Previously, Ms. Fisher served as the President and Chief Operating Officer of Istation, Inc. from 2019 to January 2023 and as Istation’s Chief Operating Officer from 2017 to 2018 and Chief Marketing Officer from 2015 to 2017. Prior to joining Istation, Ms. Fisher was the Senior Vice President of Strategy and Analytics at global dating leader, Match.com, where she served since May 2013. Swedish-born Fisher has a career history spanning growth strategy, customer analytics and marketing, all within competitive business industries. Ms. Fisher has a broad range of expertise in technology and media, including more than 10 years in the Technology, Media and Telecom practices of both Bain & Company from 2004 to 2013 and Goldman, Sachs & Co. from 1999 to 2002. Ms. Fisher also worked for the World Bank Group in the information technology investment division in 2003. Ms. Fisher holds a bachelor’s degree in Economics from Yale University, an M.A. in Education from Stanford University and an MBA from Stanford Graduate School of Business.

We believe Ms. Fisher’s expertise in technology and media, including more than 10 years in the Technology, Media and Telecom practices of both Bain & Company and Goldman, Sachs & Co, and in the IT investment division of the World Bank Group, and strategic and customer service expertise from her experience at Match.com makes her a valuable member of our Board.

Paul Holden Spaht, Jr. has served on our Board since March 2020. Mr. Spaht has served as a Managing Partner at Thoma Bravo since November 2013. Mr. Spaht joined Thoma Bravo as a Vice President in 2005, became a Principal in 2008 and became a Partner in 2011. Prior to joining Thoma Bravo, he worked for several years at Morgan Stanley in both its investment banking and private equity divisions, and served as part of Thomas H. Lee Partners’ investment team. Mr. Spaht currently serves on the board of directors of several software and technology service companies in which certain investment funds advised by Thoma Bravo hold an investment. Mr. Spaht was a Fulbright Scholar. Mr. Spaht holds a bachelor’s degree of Arts, Economics from Dartmouth College and an MBA from Harvard Business School.

We believe Mr. Spaht’s business and director experience at technology and software companies makes him a valuable member of our Board.

Controlled Company; Independence Status

Our Principal Stockholder controls a majority of our outstanding common stock. As a result, we are a “controlled company.” Under NYSE rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain NYSE corporate governance requirements, including the requirements that:

•
we have a board that is composed of a majority of “independent directors,” as defined under the rules of the NYSE;
•
we have a compensation committee that is composed entirely of independent directors; and
•
we have a nominating and corporate governance committee that is composed entirely of independent directors.

We currently have a majority of independent directors on our Board. See “Board Leadership Structure—Independence” below. In addition, our Audit Committee consists entirely of independent directors. Our Compensation and Nominating Committee, however, may not consist of independent directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements.

Board Meetings and Committees

Our Board has an Audit Committee and a Compensation and Nominating Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

For the year ended December 31, 2022, our Board held twelve meetings, the Audit Committee held eight meetings and the Compensation and Nominating Committee held seven meetings. Directors are expected to attend the annual meeting of stockholders and all or substantially all of the Board meetings and meetings of committees on which they serve. In 2022, each director attended at least 87% of the meetings of the Board during such director’s tenure and the total number of meetings held by any of the committees of the Board on which the director served. One director then in office attended the annual meeting of stockholders held on May 26, 2022. Our Company encourages our board members to attend annual meetings.

Additionally, the rules of the NYSE require that non-management directors of a listed company meet periodically in executive sessions and that independent directors hold an executive session at least once a year. Alternatively, companies may instead choose to hold regularly scheduled executive sessions of the independent directors only. During 2022, the Company’s non-management directors met periodically in executive sessions and the Company’s independent directors met separately in executive session at least one time. Mr. Charles Goodman, Chair of the Board, presided over the executive sessions of the independent directors.

The table below sets forth the composition of our Board committees:

Board Member	Audit Committee	Compensation and Nominating Committee
Charles Goodman		X (Chair)
Ossa Fisher	X
Paul Holden Spaht, Jr		X
Erik Akopiantz	X (Chair)
James Hutter
Steve Daly
Brian Jaffee		X
Lloyd “Buzz” Waterhouse	X

Audit Committee

Our Audit Committee is composed of Erik Akopiantz, Ossa Fisher, and Lloyd “Buzz” Waterhouse, with Erik Akopiantz serving as chair of the committee. We comply with the audit committee requirements of the SEC and NYSE, which require that the Audit Committee be composed of all independent directors. Our Board has determined that Mr. Akopiantz, Ms. Fisher and Mr. Waterhouse meet the heightened independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of NYSE. Our Board has determined that Mr. Akopiantz is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of NYSE. The Audit Committee’s responsibilities include:

•
appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;
•
pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•
reviewing our policies on risk assessment and risk management;
•
reviewing, advising and overseeing the effectiveness of our cybersecurity and data protection programs and practices, including controls, policies and guidelines, security strategy and technology planning, compliance, and preparedness and incident response planning;
•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•
reviewing the adequacy of our internal control over financial reporting;
•
establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•
recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•
monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•
preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;
•
reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and
•
reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.

Compensation and Nominating Committee

Our Compensation and Nominating Committee is composed of Charles Goodman, Brian Jaffee and Paul Holden Spaht, Jr., with Charles Goodman serving as chair of the committee. As a controlled company, we rely upon the exemption for the requirement that we have a Compensation and Nominating Committee comprised entirely of independent directors. The Compensation and Nominating Committee’s responsibilities include:

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annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
•
evaluating the performance of our chief executive officer in light of such corporate goals and objectives and recommending to the Board the compensation of our chief executive officer;
•
reviewing and approving the compensation of our other executive officers;
•
appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;
•
conducting the independence assessment outlined in NYSE rules with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;
•
annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of NYSE;
•
reviewing and establishing our overall management compensation, philosophy and policy;
•
overseeing and administering our compensation and similar plans;
•
reviewing and making recommendations to our Board with respect to director compensation;
•
reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K;
•
developing and recommending to our Board criteria for board and committee membership;
•
subject to the rights of our Principal Stockholder under the Director Nomination Agreement, identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;
•
developing and recommending to our Board best practices and corporate governance principles;
•
developing and recommending to our Board a set of corporate governance guidelines; and
•
reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.

Board Leadership Structure

The following section describes our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices. Our Board believes that the mix of experienced independent directors, including those directors affiliated with our Principal Stockholder, and our Chief Executive Officer, that currently make up our Board, our Board committee composition and the separation of the roles of Chair and Chief Executive Officer benefit the Company and its stockholders.

Independence

The Board has determined that, with the exception of Mr. Daly, our Chief Executive Officer, all other members of the Board meet the NYSE requirements to be independent directors. In making this determination, our Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining their independence, including beneficial ownership of our common stock.

Chair and Chief Executive Officer

With respect to the roles of Chair and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Since the IPO, the roles of Chair and Chief Executive Officer have been separated. The Board believes that this structure clarifies the individual roles and responsibilities of Chief Executive Officer and Chair, streamlines decision-making, and enhances accountability.

Our Chief Executive Officer, Mr. Steve Daly, is a member of the Board, but has not been appointed as Chair. The Board believes that, at this time, separating the roles of Chair and Chief Executive Officer is the most effective leadership structure because it allows Mr. Daly to focus on the management of the Company, day-to-day operations and engaging with external stakeholders. Specifically, Mr. Daly has been crucial in our ability to meet the continuing increased demand for our products and increased adoption of cloud-based software generally and focus on our new and existing customers.

Our Chair, Mr. Goodman, an independent member of the Board, focuses his attention on the broad strategic issues considered by the Board leveraging his extensive software and technology experience, as well as his experience serving as chair of the board for other education, technology and software companies, to provide strategic guidance and effective oversight of management, engaging with the Chief Executive Officer between Board meetings and providing overall guidance to our Chief Executive Officer as to the Board’s views and perspectives. Mr. Goodman has valuable experience on the issues, challenges, and opportunities we face, positioning him well to develop agendas and ensure that the Board’s time and attention are focused on the most critical matters.

Self-Evaluation

The Board recognizes that a thorough, constructive evaluation process enhances the Board’s effectiveness and is an essential element of good corporate governance. Our Compensation and Nominating Committee conducts an annual performance evaluation to determine whether the Board, its committees and management are functioning effectively. This includes survey materials soliciting feedback on a range of issues, including Board and committee structure and composition, meeting process and dynamics, execution of key responsibilities, interaction with management, auditors, advisors and other parties, and information and resources, with an enhanced focus on areas in which the Board or management believes that the Board could improve. The evaluation process also includes individual conversations between each director and the Chair.

The Board reviews the results of the annual board evaluation to determine whether the current leadership structure continues to be appropriate for the Company and its stockholders, and that the Board and its committees are functioning effectively. Our Corporate Governance Guidelines provide the flexibility for our Board to modify our leadership structure in the future as appropriate.

Management Succession

The Compensation and Nominating Committee reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates the Chief Executive Officer’s performance in light of these goals and objectives. The Compensation and Nominating Committee recommends to the Board the Chief Executive Officer’s compensation level or changes to such level based on this evaluation and any other factors the committee deems relevant. In determining the long-term incentive component of Chief Executive Officer compensation, the Compensation and Nominating Committee may consider the Company’s performance and relative stockholder return, the value of similar incentive awards given to chief executive officers at comparable companies and the awards given to the Company’s Chief Executive Officer in past years. In evaluating and recommending Chief Executive Officer compensation, the Compensation and Nominating Committee considers the results of the most recent stockholder advisory vote on executive compensation required by Section 14A of the Exchange Act.

The entire Board works with the Compensation and Nominating Committee to evaluate potential successors to the Chief Executive Officer and other officers (the “Succession Plan”). The Compensation and Nominating Committee is responsible for periodically reviewing the Succession Plan, developing and evaluating potential candidates for officer positions and recommending to the Board any changes to and any candidates for succession under the Succession Plan.

Hedging Transactions

Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in any speculative or hedging transactions or any other transactions that are designed to offset any decrease in the value of our securities. Such hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Risk Oversight

Our Board as a whole, and through its committees, has responsibility for the oversight of risk management. In this role, the Board oversees the risk management processes designed and implemented by our management to ensure such processes are adequate and functioning as designed. Additionally, the Board sets the tone at the top as it relates to the approach to enterprise-wide risk management, designed to support the achievement of organizational objectives, including capital structure and strategic objectives to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to monitor and control those risks, but also understanding what level of risk is appropriate for any given company. The involvement of the full Board in reviewing our business and related risk exposures is an integral aspect of its assessment of the Company’s risk profile and appropriate level of risk. In addition, our Board is actively involved in overseeing our management of enterprise risk by receives detailed regular reports and engaging in discussions with members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

While our full Board has overall responsibility for risk oversight, it has delegated to the Audit Committee oversight of our risk management process, in partnership and coordination with the Compensation and Nominating Committee. Our Audit Committee is committed to regularly reviewing major financial risk exposures, cybersecurity and data protection risks, as well as identifying, assessing and mitigating such risks across the Company’s products, services and business operations. Our Nominating and Governance Committee oversees the design and implementation of our compensation policies and practices to determine whether they encourage excessive risk taking, and evaluating policies and practices that could mitigate any such risk. As with senior management, all committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk. We believe that the leadership structure of the Board supports effective risk management oversight.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Ethics is available on the Investor Relations page of our website at https://ir.instructure.com. We intend to disclose any amendments to the Code of Ethics, or any waivers of its requirements, on our website.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation and Nominating Committee.

Communications by Stockholders and Other Interested Parties with the Board

Stockholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:

Instructure Holdings, Inc.

6330 South 3000 East, Suite 700

Salt Lake City, UT 84121

Attention: Board of Directors

c/o Chief People Officer and Legal Officer

Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

EXECUTIVE OFFICERS

Below is a list of the names, ages, positions, and a brief account of the business experience of the windividuals who serve as executive officers of the Company as of April 6, 2023:

Name	Age	Position
Steve Daly	58	Chief Executive Officer and Director
Chris Ball	53	President and Chief Operating Officer
Mitch Benson	49	Chief Strategy Officer
Dale Bowen	53	Chief Financial Officer
Matthew A. Kaminer	49	Chief People and Legal Officer

Steve Daly is our Chief Executive Officer. Mr. Daly’s biographical information is included in the section titled “Proposal 1—Continuing Directors” of this Proxy Statement.

Chris Ball has served as our President and Chief Operating Officer since January 2023. Prior to his role at Instructure, Mr. Ball served as General Manager, Americas Enterprise of Adobe Systems Inc., a computer software company, from September 2017 to January 2020, when he left such company to pursue other interests. From September 2014 to August 2017, Mr. Ball served as the Entrepreneur In Residence of Lightspeed Venture Partners, a global venture capital firm focused on multi-stage investments in the enterprise, consumer, and health sectors. Prior to his time at Lightspeed Venture Partners, Mr. Ball held leadership positions at SAP Americas, Inc., Infolio, Liquid Software, and Webhire. Mr. Ball holds a Bachelor of Arts degree in political science from the College of the Holy Cross and a Juris Doctorate degree from Suffolk University Law School.

Mitch Benson has served as our as our Chief Strategy Officer since May 2022 and previously served as our Chief Product Officer from August 2019 to May 2022, as Senior Vice President, Product from August 2017 to August 2019, as Vice President, Canvas Product from May 2016 to August 2017, and Vice President, K-12 Markets from 2014 to May 2016. Prior to joining Instructure in 2014, Mr. Benson was the Senior Vice President and Chief Learning Technology Officer of Pearson from 2009 to 2013 and a Senior Director of Microsoft from 2006 to 2009. Mr. Benson has also worked in the not-for-profit and public sectors in Washington State. Mr. Benson holds a bachelor’s degree in Comparative U.S. studies from the University of Washington, completed a fellowship in Not-for-Profit Leadership at the Stanford University Graduate School of Business, and holds a master’s degree in Information Systems from Capella University.

Dale Bowen has served as our Chief Financial Officer since April 2020. Prior to his role at Instructure, Mr. Bowen served as the Chief Financial Officer of Consilio, a technology enabled eDiscovery service provider from 2013 to 2020, and prior to that, as the Vice President of Finance of GridPoint from 2006 to 2013. Mr. Bowen holds a bachelor’s degree in Business Management from the University of Utah, and a master’s degree in Financial Economics for Public Policy from American University.

Matthew A. Kaminer has served as our Chief Legal Officer since 2015 and as our Chief People Officer since February 2022. Prior to this, Mr. Kaminer served as General Counsel of Collective, Inc., a video and mobile advertising company, from 2013 to 2015. Mr. Kaminer has also previously served as General Counsel of Epocrates, Inc. and MediMedia USA, Inc., and Assistant General Counsel and Chief Privacy Officer at WebMD Health Corp. Mr. Kaminer holds a bachelor’s degree in Computer Science from Pennsylvania State University and a Juris Doctorate from George Washington University.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation

The purpose of this compensation discussion and analysis section is to discuss the material components of the executive compensation program for our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated officers, who we refer to as our “Named Executive Officers” or “NEOs.” For the year ended December 31, 2022, our NEOs and their positions were as follows:

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Steve Daly, our Chief Executive Officer (“CEO”);
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Dale Bowen, our Chief Financial Officer (“CFO”);
•
Matthew A. Kaminer, our Chief People and Legal Officer (“CPLO”);
•
Frank Maylett, our former Chief Revenue Officer (“CRO”); and
•
Mitch Benson, our Chief Strategy Officer (“CSO”).

Compensation Philosophy and Objectives

Our Compensation and Nominating Committee reviews and approves the compensation of our NEOs and oversees and administers our executive compensation programs and initiatives. Our executive compensation program is designed to provide our NEOs with meaningful incentives and rewards, while effectively balancing the short-term and long-term interests of our stockholders with our ability to attract and retain talented executives.

The Compensation and Nominating Committee has the primary responsibility for establishing our executive compensation philosophy and determining the specific components and levels of each NEO’s compensation (or recommending to our Board for approval, with respect to our CEO). Our executive compensation program is based on four guiding principles, as set forth by the Compensation and Nominating Committee. We follow a compensation program that combines short-term and long-term components, cash and equity and fixed and performance-based contingent payments, in the proportions we believe achieve these four guiding principles:

•
enhance stockholder value by aligning the financial interests of our NEOs with those of our stockholders;
•
enable us to attract, motivate and retain the people needed to define and create industry-leading products and services;
•
integrate compensation closely with the achievement of our business and performance objectives; and
•
reward the individual performance that contributes to our short-term and long-term success.

To achieve these objectives, our Compensation and Nominating Committee expects to implement new compensation plans and maintain our current compensation plans in order to tie a substantial portion of the executives’ overall compensation to key strategic financial and operational goals such as profitability and revenue growth.

An important element of our compensation philosophy is to provide our NEOs with compensation packages that are competitive with the compensation offered to the executives in comparable positions in technology companies of similar size and industries in order to attract dynamic and innovative executives to lead our strategic initiatives. As such, the Compensation and Nominating Committee utilizes and relies significantly on a competitive market analysis when determining (or recommending to our Board, in the case of our CEO) the size, components and mix of our NEOs’ compensation packages.

Historically, our NEOs’ target annual compensation has consisted of three principal components: (a) base salary, (b) a performance-based cash bonus or sales commission and (c) long-term equity incentive compensation. The base salary component has primarily been designed to provide a predictable level of financial stability. The performance-based cash bonus has been designed to reward the achievement of the short-term goals contained in our operating plan. The base salary and performance-based cash bonus have been referred to as the cash component of the compensation plan. The equity compensation component is primarily designed to incentivize and retain our executives and to reward the achievement of our long-term financial and strategic objectives.

Compensation and Nominating Committee Procedures

In order to ensure that we continue to remunerate our executives appropriately, the Compensation and Nominating Committee retained Compensia as its independent compensation consultant to review its policies and procedures with respect to executive compensation. Compensia assists the Compensation and Nominating Committee by providing comparative market data on compensation practices and programs based on an analysis of peer competitors and by providing guidance on industry best practices. The Compensation and Nominating Committee retains the right to modify or terminate its relationship with Compensia or select other outside advisors to assist the Compensation and Nominating Committee in carrying out its responsibilities. In connection with its engagement of Compensia and based on the information presented to it, the Compensation and Nominating Committee assessed the independence of Compensia pursuant to applicable SEC and NYSE rules and concluded that Compensia’s work for the Compensation and Nominating Committee did not raise any conflict of interest for 2022. Outside of providing executive and director advisory services to our Compensation and Nominating Committee, Compensia provided no other services to the Company or its affiliates.

Mitigation of Risk

The Company has determined that any risks arising from its compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to stockholders. The combination of performance measures for annual bonuses and the equity compensation programs, as well as the multiyear vesting schedules for equity awards encourage employees to maintain both a short and a long-term view with respect to Company performance.

Elements of Compensation

Our current executive compensation program, which was set by our Compensation and Nominating Committee, consists of the following components:

•
base salary;
•
performance-based cash bonuses or sales commissions;
•
other executive benefits and perquisites; and
•
eligibility to receive severance payments and benefits.

We combine these elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our executive officers and other senior personnel with those of our stockholders.

Base Salary

The base salary established for each of our NEOs is intended to reflect each individual’s responsibilities, experience, prior performance and other discretionary factors deemed relevant by our Compensation and Nominating Committee. Base salary is also designed to provide our NEOs with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance. Our Compensation and Nominating Committee determines market level compensation for base salaries based on our NEOs’ experience in the industry with reference to the base salaries of similarly situated executives in other companies of similar size and stage of development operating in our industry. This determination is informal and based primarily on the general knowledge of our Compensation and Nominating Committee of practices within our industry and such base salaries have been periodically reviewed and adjusted by our Compensation and Nominating Committee. The table below sets forth the base salaries of each of our NEOs who was employed by us as of December 31, 2022.

Name	Base Salary ($)
Steve Daly	463,500
Dale Bowen	365,000
Matthew A. Kaminer	335,000
Frank Maylett	350,000
Mitch Benson	325,000

Performance-Based Cash Bonuses

Each of our NEOs is eligible to receive a performance-based annual bonus, subject to employment on the date of payment. The Compensation and Nominating Committee approved the 2022 executive bonus objectives on February 28, 2022 (such objectives, the “2022 Bonus Plan”). Under the 2022 Bonus Plan, performance-based cash bonuses will be earned based on the Company’s performance measured against an EBITDA target (“EBITDA Target”) and an ARR (annual recurring revenue) target (“ARR Target”) for the year ended December 31, 2022. Each of our NEOs was eligible to earn such NEO’s annual performance-based cash bonus target (the “Incentive Target”) based on the Company’s achievement level of the EBITDA Target and the ARR Target, each measure weighting equally.

Our 2022 Bonus Plan provided each NEO with eligibility to earn up to 150% of the NEO’s Incentive Target. Actual bonus amounts under our 2022 Bonus Plan were based on the level of achievement of the EBITDA Target and the ARR Target based on the schedule shown in the table below, with straight line interpolation for the achievement of actual EBITDA and ARR between 50%-150% of EBITDA Target and between the percentages of ARR Target shown below. In addition, if actual EBITDA is below 97% of EBITDA Target, NEOs will only be eligible to receive payment for achievement of ARR Target at 100% of the NEO’s Incentive Target even if actual ARR achievement is above 100% of ARR Target. Similarly, if actual ARR is below 99% of ARR Target, NEOs will only be eligible to receive payment for achievement of EBITDA Target at 100% of the NEO’s Incentive Target.

EBITDA		ARR
Achievement of Target	Incentive Target Earned (%)	Achievement of Target	Incentive Target Earned (%)
120% or greater Target	150	103% or greater Target	150
100% of Target	100	100% of Target	100
90% of Target	50	98% of Target	50
Below 90% of Target	0	Below 98% of Target	0

In general, we consider our EBITDA Target and ARR Target for 2022 to have been challenging but achievable. Our actual EBITDA amount for 2022 was approximately 100% of the EBITDA Target and our actual ARR amount for 2022 was approximately 98.1% of the ARR Target. As a result, on February 28, 2023, each of our NEOs received a payment equal to 76.2% of such NEO’s Incentive Target. The table below sets forth the Incentive Target (as both a percentage of base salary and a dollar amount based on the NEO’s base salary as of December 31, 2022) and actual bonus payment amounts for each of our NEOs who was employed on the bonus payment date.

EBITDA and ARR are internal metrics used by management to evaluate the health of the business on a cash basis and generally reflect our earnings on an entirely cash basis prior to making adjustments for debt-related costs, including interest expense, taxes, depreciation, and amortization, as well as other items of a significant or unusual nature.

Name	Incentive Target (%)	Incentive Target ($)	Bonus Amount Earned ($)
Steve Daly	100%	463,500	353,187
Dale Bowen	50%	182,500	139,065
Matthew A. Kaminer	50%	167,500	127,635
Frank Maylett(1)	30%	105,000	80,010
Mitch Benson	50%	162,500	123,825

(1)
In 2022, Mr. Maylett was additionally eligible to earn commissions-based incentive compensation based on achievement of sales targets, with a target commission equal to 70% of base salary. Based on achievement of such sales targets, Mr. Maylett was paid $313,253.

Long-Term Equity-Based Compensation

In general, our Compensation and Nominating Committee considered an NEO’s current position with our Company, the size of the NEO’s total compensation package and the amount of existing vested and unvested equity awards, if any, then held by the NEO. For 2022, our Compensation and Nominating Committee determined the size of equity award grants after considering the following factors:

•
the competitive equity compensation practices for comparable positions identified in the applicable market analysis;
•
the executive’s level of responsibility and duties;
•
a comparison to grant levels of other executive officers;
•
individual NEO performance;
•
our corporate performance;
•
our total equity compensation costs relative to total expenses;
•
the NEO’s prior experience, experience within his or her specific job and breadth of knowledge; and
•
our corporate objectives for share-based compensation charges and earnings dilution.

In 2022, after consideration of the retentive value of the restrictive stock units that our NEOs received in exchange for Class B Units of Instructure Parent, L.P. in connection with our IPO along with the factors listed above, our Compensation and Nominating Committee, approved the grant of awards of restricted stock units (“RSUs”) to each of our NEOs as set forth in the table below under the plan:

Name	Grant Date	Number of RSUs Granted
Steve Daly	1/23/2022	171,184
Dale Bowen	1/23/2022	95,102
Matthew A. Kaminer	1/23/2022	57,061
Frank Maylett	1/23/2022	76,082
Mitch Benson	1/23/2022	71,327

Other Executive Benefits and Perquisites

We provide the following benefits to our executive officers on the same basis as other eligible employees:

•
health insurance;
•
contributions to health savings accounts;
•
paid time off;
•
life insurance and supplemental life insurance;
•
short-term and long-term disability;
•
a 401(k) plan with matching contributions; and
•
participation in the ESPP (as defined below).

We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.

Employment Agreements and Severance Benefits

We are party to executive agreements with our NEOs, which provide eligibility for severance payments and benefits in connection with certain qualifying terminations of employment. The terms of the executive agreements with our NEOs are described in the sections captioned “Narrative to Summary Compensation Table and 2022 Grants of Plan-Based Awards Table” and “Potential Payments upon a Termination of Employment or a Change in Control.”

Clawback Policy

The Compensation and Nominating Committee is reviewing the final rule issued by the SEC implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation and will adopt a compliant clawback policy when the NYSE adopts listing standards in accordance with the final rules.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code

We focus on long-term stockholder value when determining all elements of compensation. As a result, tax deductibility is not our only consideration in awarding compensation. Section 162(m) of the Internal Revenue Code (the “Code”) generally limits the tax deductibility of compensation paid by public companies to covered employees, such that a public company generally can take a tax deduction for up to $1 million worth of compensation paid to any given covered employee in any calendar year. Although our Compensation and Nominating Committee is mindful of the benefits of tax deductibility when determining executive compensation, our Compensation and Nominating Committee may approve compensation that will not be fully-deductible in order to ensure competitive levels of total compensation for our executive officers and will retain flexibility to design compensation programs that are in the long-term interests of the Company and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.

Section 280G of the Internal Revenue Code

Section 280G of the Code disallows a tax deduction with respect to “excess parachute payments” to certain executive officers of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax penalty on the individual receiving the “excess parachute payment”. Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans or programs and other equity-based compensation. “Excess parachute payments” are parachute payments that exceed a threshold determined under Section 280G of the Code based on an executive officer’s prior compensation. In approving compensation arrangements for our NEOs in the future, we expect that the Board will consider all elements of the cost to us of providing such compensation, including the potential impact of Section 280G of the Code. However, the Board may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility of Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Section 409A Considerations

Another section of the Code, Section 409A, affects the manner by which deferred compensation opportunities are offered to our employees because Section 409A requires, among other things, that “non-qualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain kinds of deferred compensation. To the extent any of our existing compensation arrangements are subject to Section 409A of the Code, we intend to operate them in accordance with the applicable rules thereunder, and we will continue to review and amend our compensation arrangements if necessary to comply with Section 409A. We do not provide for excise tax gross-ups under Section 409, Section 280G or otherwise to our executive officers and do not expect to do so in the future.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718, for our equity-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their equity-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their equity-based awards in their income statements over the period that an associate is required to render service in exchange for the award. Future grants of stock options, restricted stock, restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC 718. The Compensation and Nominating Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Stockholder Say-on-Frequency and Say-on-Pay Advisory Vote

We held an advisory vote on the frequency of future “Say-on-Pay” advisory votes (referred to as the “Say-on-Frequency” vote) at our 2022 annual meeting of stockholders, pursuant to which the majority of the advisory votes cast voted to hold our “Say-on-Pay” votes every year. The Board considered the outcome of this advisory vote and determined that future “Say-on-Pay” votes will be conducted every year. The Board will re-evaluate this determination after the next stockholder advisory “Say-on-Frequency” vote (which will be at the Company’s 2028 annual meeting of stockholders unless presented earlier).

In the advisory vote held at our 2022 annual meeting of stockholders, approximately 99.8% of the votes cast were in favor of our 2022 executive compensation programs. Pursuant to the “Say-on-Pay Proposal” included in this Proxy Statement, our stockholders will be voting again to approve the compensation of our NEOs. See “Proposal 2 - Advisory Vote Regarding Named Executive Officer Compensation (“Say-on-Pay”)”.

We will continue to consider the outcome of the say-on-pay and say-on-frequency advisory votes when making compensation decisions regarding our NEOs.

2022 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)		Total Compensation ($)
Steve Daly(2)	2022	461,500		—	3,615,406	(4)	—	353,187	2,000	(7)	4,432,093
CEO	2021	450,000		—	4,603,570	(5)	—	549,000	2,000		5,604,570
	2020	232,386		—	1,303,870	(6)	9,931,000	273,898	1,000		11,742,154
Dale Bowen(3)	2022	359,417		—	2,008,554	(4)	—	139,065	2,000	(7)	2,509,036
CFO	2021	330,000		—	1,296,050	(5)	—	201,300	2,000		1,829,350
	2020	242,917		—	12,055	(6)	2,863,000	150,370	51,000		3,319,342
Matthew A. Kaminer	2022	334,583		—	1,506,426	(4)	—	127,635	707,805	(7)	2,676,449
CPLO	2021	331,000		—	648,025	(5)	—	181,719	809,456		1,970,200
	2020	319,967		700	24,110	(6)	1,431,500	180,825	3,168,538		5,125,640
Frank Maylett	2022	346,917		—	1,205,128	(4)	—	393,263	931,187	(7)	2,876,495
Former CRO	2021	330,000		—	648,025	(5)	—	431,971	931,236		2,341,232
	2020	892,854	(8)	—	—		1,431,500	—	1,162,496		3,486,850
Mitch Benson	2022	321,083		5,331	1,606,852	(4)	—	123,825	233,966	(7)	2,291,057
CSO	2021	300,000		—	648,025	(5)	—	183,000	324,616		1,455,641
	2020	290,000		700	—		1,431,500	145,680	349,488		2,217,368

(1)
The amounts in this column for 2022 reflect amounts earned in 2022 under the 2022 Bonus Plan based on the achievement of Company goals for the 2022 fiscal year. For 2022, our Board determined that each of Messrs. Daly, Bowen, Kaminer, Maylett and Benson was entitled to 76.2% of his respective Incentive Target. In 2022, Mr. Maylett was additionally eligible to earn commissions-based incentive compensation based on achievement of sales targets, with a target commission equal to 70% of base salary. Based on achievement of such sales targets, the amount included in 2022 for Mr. Maylett includes sales commissions totaling $313,253.
(2)
Mr. Daly was appointed as the Company’s CEO, effective as of July 1, 2020.
(3)
Mr. Bowen was appointed as the Company’s CFO, effective as of April 1, 2020.
(4)
The values reported reflect the grant date fair value of the RSUs in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.
(5)
The values reported reflect the modification charge recognized for the Management Incentive Units that were converted into RSUs for financial statement reporting purposes for the 2021 fiscal year in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements included our Annual Report on Form 10-K for the year ended December 31, 2021.
(6)
Prior to the IPO, certain of our NEOs purchased Class A Units and in connection with such purchase, were granted Class B Units (the “Granted Units”) which were treated as compensation. The amounts reported reflect the aggregate dollar amounts recognized for the Granted Units for financial reporting purposes for the 2020 fiscal year.
(7)
The amounts included in the “All Other Compensation” column for 2022 include the following:

Name	Merger Awards ($)	401(k) Match ($)	Total ($)
Steve Daly	—	2,000	2,000
Dale Bowen	—	2,000	2,000
Matthew A. Kaminer	705,805	2,000	707,805
Frank Maylett	929,187	2,000	931,187
Mitch Benson	231,966	2,000	233,966

The amounts included in the “Merger Awards” column represent the amounts paid to the NEOs in respect of Merger Awards as consideration for vested equity awards at the time of the Take-Private Transaction and amounts that were paid as consideration for unvested equity awards that subsequently met the vesting conditions in 2022 and were paid out following the Take-Private Transaction.

(8)
The amount included in the “Salary” column for 2020 for Mr. Maylett represents base salary payments of $319,000 and sales commissions totaling $573,854.

2022 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2022 with respect to our NEOs. Please see the “Narrative to Summary Compensation Table and 2022 Grants of Plan-Based Awards Table” below for additional information about the vesting parameters and other material terms applicable to equity awards reflected in the table immediately below.

			Estimated Future Payouts Under Non-Equity Incentive Plan(1)			All Other Stock Awards:	Grant date
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#)	fair value of stock and option awards ($)(2)
Steve Daly	2022 Bonus Plan		231,750	463,500	695,250	—	—
	RSUs	1/23/2022	—	—	—	171,184	3,615,406
Dale Bowen	2022 Bonus Plan		91,250	182,500	273,750	—	—
	RSUs	1/23/2022	—	—	—	95,102	2,008,554
Matthew A. Kaminer	2022 Bonus Plan		83,750	167,500	251,250	—	—
	RSUs	1/23/2022	—	—	—	57,061	1,205,128
Frank Maylett	2022 Bonus Plan		52,500	105,000	157,500	—	—
	RSUs	1/23/2022	—	—	—	76,082	1,606,852
Mitch Benson	2022 Bonus Plan		81,250	162,500	243,750	—	—
	RSUs	1/23/2022	—	—	—	71,327	1,506,426

(1)
The amounts reported in these columns reflect the performance-based bonus opportunity under our 2022 Bonus Plan, the terms of which are summarized under “Compensation Discussion and Analysis—Elements of Compensation” above.
(2)
The values reported reflect the grant date fair value of the RSUs in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Narrative to Summary Compensation Table and 2022 Grants of Plan-Based Awards Table

Executive Agreements with NEOs

In June 2021, we entered into executive agreements with all of our NEOs, which became effective on July 26, 2021 (collectively, the “Executive Agreements”). The Executive Agreements superseded the offer letters previously in place with each of Messrs. Daly, Benson, and Bowen, and the executive agreements previously in place with each of Messrs. Kaminer and Maylett. The Executive Agreements generally provide for at-will employment and eligibility for severance payments and benefits upon a qualifying termination of employment. For additional information with respect to such severance payments and benefits, see “Potential Payments upon a Termination of Employment or a Change in Control.”

On January 3, 2023, Board appointed Chris Ball as President and Chief Operating Officer of the Company, effective as of January 9, 2023. In connection with his appointment, Mr. Ball entered into an employment agreement with the Company, dated as of January 3, 2023. Mr. Ball’s employment agreement provides for at-will employment and eligibility for severance payments and benefits upon a qualifying termination of employment. For additional information with respect to such severance payments and benefits, see “Potential Payments upon a Termination of Employment or a Change in Control.”

On January 6, 2023, Mr. Maylett informed the Company that he intended to step down from the Company. Mr. Maylett's last day of employment with the Company was February 15, 2023. In connection with Mr. Maylett’s resignation, Mr. Maylett received certain payments and benefits pursuant to his employment agreement. For additional information with respect to payments and benefits associated with Mr. Maylett’s resignation, see “Potential Payments upon a Termination of Employment or a Change in Control.” The Company and Mr. Maylett entered into a consulting agreement dated February 10, 2023 (the “Consulting Agreement”), pursuant to which Mr. Maylett will provide consulting services to the Company during the period commencing on February 15, 2023 and ending on July 15, 2023 (the “Consulting Term”). In consideration of Mr. Maylett’s services during the Consulting Term, and notwithstanding any term in the applicable award agreement or the Company’s 2021 Omnibus Incentive Plan to the contrary, the 31,996 restricted stock units held by Mr. Maylett as of February 1, 2023 will vest in accordance with their respective vesting schedules on March 1, 2023 and June 1, 2023 (the “Services Consideration”). The Services Consideration will be the only consideration paid for the services rendered during the Consulting Term.

Outstanding Equity Awards at 2022 Fiscal Year End

The following table summarizes the outstanding equity awards held as of December 31, 2022 by each of the NEOs, using the closing stock price of $23.44.

		Stock Awards(1)
Name and Principal Position	Grant Date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)
Steve Daly	7/21/2021	537,076	12,589,061
CEO	1/23/2022	171,184	4,012,553
Dale Bowen	7/21/2021	131,450	3,081,188
CFO	1/23/2022	95,102	2,229,191
Matthew A. Kaminer	7/21/2021	65,725	1,540,594
CPLO	1/23/2022	52,780	1,237,163
Frank Maylett	7/21/2021	65,725	1,540,594
Former CRO	1/23/2022	70,374	1,649,567
Mitch Benson,	7/21/2021	65,725	1,540,594
CSO	1/23/2022	65,975	1,546,454

(1)
Amounts with a grant date of July 21, 2021 are Management Incentive Units that were converted to RSUs upon our IPO. Amounts with a grant date of January 23, 2022 are RSUs as defined in the 2021 Plan.
(2)
The RSUs with a grant date of July 21, 2021 generally vest in 11 (12, for Mr. Daly) equal quarterly installments commencing September 1, 2021. The RSUs with a grant date of January 23, 2022 to Mr. Kaminer, Mr. Maylett, and Mr. Benson vest 10% in equal quarterly installments during the first year beginning June 1, 2022, 20% in equal quarterly installments during the second year beginning June 1, 2023, 40% in equal quarterly installments during the third year beginning June 1, 2024, and 30% in equal quarterly installments during the fourth year beginning June 1, 2025. The RSUs with a grant date of January 23, 2022 to Mr. Daly and Mr. Bowen vest 50% in equal quarterly installments during the third year beginning June 1, 2024 and 50% in equal quarterly installments during the fourth year beginning June 1, 2025.

2022 Options Exercised and Stock Vested

The Company does not issue stock options to any of its employees. The following table summarizes the value received from stock grants vested during 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Steve Daly	359,253	7,937,694
Dale Bowen	105,164	2,323,599
Matthew Kaminer	56,863	1,257,190
Frank Maylett	58,290	1,288,985
Mitch Benson	57,934	1,281,056

(1)
Represents the gross number of shares acquired on vesting of RSUs, without taking into account any shares withheld to satisfy applicable tax obligations.
(2)
Represents the value of the vested RSUs calculated by multiplying (x) the number of vested RSUs by (y) the closing price on the vesting date.

2022 Pension Benefits

Our NEOs did not participate in, or otherwise receive any benefits under, any pension plan sponsored by the Company during the 2022 fiscal year. For a description of the Company’s 401(k) plan, see the description in Note 14 to our financial statement included in our Annual Report on Form 10-K for the year ended December 31, 2022.

2022 Nonqualified Deferred Compensation

Our NEOs did not participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us.

Potential Payments upon a Termination of Employment or a Change in Control

Executive Agreements

Termination in Connection with a Change in Control

Each of the Executive Agreements provide that, upon a termination of the NEO by the Company without “cause” or a resignation by the NEO for “good reason” (each as defined in the Executive Agreements), in either case within three months prior to (and contingent upon the consummation of a “change in control” (as defined in the Executive Agreements)), in connection with, or within 12 months following the effective date of a “change in control” (a “CIC Termination”, and such benefits, “CIC Severance”)), the NEO is eligible to receive severance consisting of (a) continued installments of the NEO’s then current base salary for (i) in the case of Mr. Daly, 18 months, and (ii) in the case of Messrs. Bowen, Kaminer, Maylett and Benson, 12 months, following the NEO’s separation in accordance with the Company’s regular payroll schedule; (b) reimbursement of COBRA premiums for up to (i) in the case of Mr. Daly, 18 months and (ii) in the case of Messrs. Bowen, Kaminer, Maylett and Benson, 12 months, following the separation date; and (c) full vesting of all outstanding unvested stock awards then held by the NEO immediately prior to the date of separation.

Messrs. Bowen, Kaminer and Benson’s Executive Agreements also provide that if the CIC Termination occurs on or after March 31 in a calendar year, the NEO is eligible for a lump sum amount equal to 80% of their then current target bonus, pro-rated based on the number of full months employed in the year of separation. Mr. Kaminer’s Executive Agreement also states that he is eligible to receive full acceleration of all of his unvested Merger Awards, with any such amounts becoming payable in a lump sum no later than March 15 of the year following any such termination.

These payments are, in each case, subject to the NEO’s timely execution and non-revocation of a general release of claims in favor of the Company.

Under the terms of Mr. Ball’s employment agreement, if Mr. Ball’s employment is terminated without “cause” (other than as a result of death or disability) in connection with a “change in control” (each as defined in Mr. Ball’s employment agreement), then he will be entitled to the following severance benefits: (i) an amount in cash equal to 12 months of his base salary for the year in which the termination occurs, payable over a period of 12 months following the termination and (ii) payment for the cost of COBRA coverage for up to 12 months following the termination or the date on which he became eligible to be covered by the health care plans of another employer.

Termination without a Change in Control

Upon a termination of the NEO by the Company without “cause” or a resignation by the NEO for “good reason” that is not a CIC Termination, the NEOs are eligible for severance (“Non-CIC Severance”) of (a) six months (or, in the case of Mr. Daly, 12 months) of the NEO’s then current base salary in accordance with the regular payroll schedule and (b) a reimbursement of COBRA premiums for up to six months (or, in the case of Mr. Daly, 12 months) following the separation date; in each case subject to the timely execution and non-revocation of a general release of claims in favor of the Company. Additionally, in connection with the Take-Private Transaction, Mr. Kaminer’s Executive Agreement provides that he is eligible to receive full acceleration of all of his unvested Merger Awards, with any such amounts becoming payable in a lump sum no later than March 15 of the year following any such termination, subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

These payments are, in each case, subject to the NEO’s timely execution and non-revocation of a general release of claims in favor of the Company.

Payment of any of the CIC Severance or Non-CIC Severance is conditioned upon (i) the NEO continuing to comply with the NEO’s obligations under our standard Confidentiality and Intellectual Property Agreement and (ii) the NEO’s resignation from all positions with the Company, any subsidiaries and affiliates, and the Board (if applicable).

Under the terms of Mr. Ball’s employment agreement, if Mr. Ball is terminated without cause (other than as a result of death or disability) and such termination is not a in connection with a change in control, Mr. Ball will be entitled to the following severance benefits: (i) an amount in cash equal to six months of Mr. Ball’s base salary for the year in which the termination occurs, payable over the six month period following the termination and (ii) payment for the cost of COBRA coverage for up to six months following the termination or the date on which Mr. Ball became eligible to be covered by the health care plans of another employer, subject, in each case, to Mr. Ball’s compliance with his ongoing obligations to the Company and timely resignation from all positions with the Company. The definitions of “good reason,” “cause,” and “change in control” in Mr. Ball’s employment agreement are as specified below with respect to the Executive Agreements.

As defined in the Executive Agreements, “good reason” means the occurrence of any of the following without the NEO’s written consent: (i) a material reduction in job duties, responsibilities, title or authority inconsistent with the NEO’s position with the Company (provided, however, that any such reduction or change (including a change in title) after a change in control will not constitute “good reason” if the executive retains reasonably comparable duties, position and responsibilities with respect to the Company’s business within the successor entity following a change of control); (ii) a material reduction of the NEO’s then current base salary, representing a reduction of more than 10% of the NEO’s then current base salary (provided, that an across-the-board reduction in the salary level of all executive officers of the Company by the same percentage amount as part of a general salary level reduction implemented prior to a change in control will not constitute such a material salary reduction); or (iii) the relocation of the NEO’s principal place of employment to a place that increases the NEO’s one-way commute by more than 35 miles as compared to the NEO’s then current principal place of employment immediately prior to such relocation; provided, that the NEO gives written notice to the Company of the event forming the basis of the termination for “good reason” within 60 days after the date on which the Company gives the NEO written notice of the Company’s affirmative decision to take an action set forth in clause (i), (ii), or (iii) above, the Company fails to cure such basis for the “good reason” resignation within 30 days after receipt of the NEO’s written notice and the NEO terminates the NEO’s employment within 30 days following the expiration of the cure period.

As defined in the Executive Agreements, “cause” means that the NEO is terminated by the Company due to the NEO’s (i) commission of any material act of dishonesty; (ii) conviction of a felony or any crime involving moral turpitude; (iii) commission of any action that that has caused or is reasonably expected to result in material harm to the business or the reputation of the Company (excluding any action taken in good faith); (iv) material violation of any duty or obligation owed by that NEO to the Company which causes or is reasonably expected to cause material injury to the Company; (v) material breach of any of the NEO’s obligations under any written agreement or covenant with the Company; or (vi) repeated refusal to substantially perform the NEO’s assigned duties.

Pursuant to the Executive Agreements, “change in control” has the meaning set forth in the Instructure Holdings, Inc. 2021 Omnibus Incentive Plan (the “2021 Plan”). As set forth in the 2021 Plan, “change in control” generally means (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (b) a merger, reorganization, or consolidation of the Company or in which equity securities of the Company are issued; (c) during the period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (d) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets.

In connection with Mr. Maylett’s resignation in January 2023, Mr. Maylett received the following payments and benefits pursuant to his employment agreement: (i) accrued wages and benefits, (ii) base salary continuation during the six-month period following Mr. Maylett’s termination date and (iii) COBRA continuation coverage for a period ending on the earlier of (x) the six-month anniversary of Mr. Maylett’s termination date or (y) the date Mr. Maylett becomes eligible to be covered by the health care plans of another employer, subject to Mr. Maylett’s timely election and continued eligibility. Mr. Maylett is subject to a perpetual confidentiality covenant, a one-year non-solicitation of employees covenant, and a perpetual non-disparagement covenant.

Single-Trigger Vesting upon a Change in Control

Mr. Daly’s Executive Agreement provides for single-trigger vesting of all outstanding equity awards held by Mr. Daly effective immediately prior to a change in control.

RSUs Granted July 21, 2021

Pursuant to the RSU agreements relating to the RSUs granted July 21, 2021, in the event an NEO incurs a termination of service due to the NEO’s death or disability, any unvested portion of the such RSUs outstanding as of immediately prior to such termination will automatically vest.

Potential Payments upon a Termination of Employment or a Change in Control

The precise amount that each NEO below would receive cannot be determined with certainty until a qualifying termination or change in control has occurred. However, the table below provides estimates of the amounts each NEO would have received if a qualifying termination and/or a change in control had occurred on December 31, 2022.

Name and Principal Position(1)	Event	Salary Continuation ($)	Pro-Rated Bonus ($)	Continued Health Benefits ($)	Acceleration of Equity Awards/ Merger Awards ($)		Total Payments ($)
Steve Daly	Change in Control	—	—	—	16,601,614	(4)	16,601,614
CEO	CIC Termination(2)	695,250	—	30,184	16,601,614	(4)	17,327,048
	Non-CIC Termination(3)	463,500	—	20,123	—		483,623
	Death or Disability Termination(5)	—	—	—	16,601,614		16,601,614
Dale Bowen	Change in Control	—	—	—	—		—
CFO	CIC Termination(2)	365,000	146,000	20,123	5,310,379	(4)	5,841,502
	Non-CIC Termination(3)	182,500	—	10,061	—		192,561
	Death or Disability Termination(5)	—	—	—	5,310,379		5,310,379
Matthew A. Kaminer	Change in Control	—	—	—	—		—
CPLO	CIC Termination(2)	335,000	134,000	20,123	2,948,694	(4)(6)	3,437,816
	Non-CIC Termination(3)	167,500	—	10,061	170,937		348,498
	Death or Disability Termination(5)	—	—	—	2,777,757		2,777,757
Frank Maylett,	Change in Control	—	—	—	—		—
Former CRO	CIC Termination(2)	350,000	—	20,123	3,190,161	(4)	3,560,283
	Non-CIC Termination(3)	175,000	—	10,061	—		185,061
	Death or Disability Termination(5)	—	—	—	3,190,161		3,190,161
Mitch Benson,	Change in Control	—	—	—	—		—
CSO	CIC Termination(2)	325,000	130,000	29,566	3,087,048	(4)	3,571,614
	Non-CIC Termination(3)	162,500	—	14,783	—		177,283
	Death or Disability Termination(5)	—	—	—	3,087,048		3,087,048

(1)
The Named Executive Officers are each party to an Executive Agreement that, in each case, provide eligibility for severance in the event of certain qualifying terminations of employment as described in further detail above.
(2)
The “CIC Termination” values reflect amounts that the Named Executive Officers would have been eligible to receive in the event of a termination of employment without “cause” or a resignation for “good reason” occurring on December 31, 2022, if such termination had been within three months prior to (and contingent upon the consummation of a “change in control” of the Company), in connection with, or within twelve months following the effective date of such “change in control,” as described in further detail above.
(3)
The “Non-CIC Termination” values reflect amounts that the Named Executive Officers would have been eligible for in the event of a termination of employment without “cause” or a resignation for “good reason” occurring on December 31, 2022 that was not a CIC Termination, as described in further detail above.
(4)
Reflects accelerated vesting of all outstanding equity awards.
(5)
The “Death or Disability Termination” values reflect the amounts that the Named Executive Officers would have been eligible to receive in the event the Named Executive Officer incurred a termination due to death or disability on December 31, 2022.
(6)
Reflects accelerated vesting of any unvested portion of Mr. Kaminer’s Merger Award.

2022 Non-Employee Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our Board during fiscal year 2022. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the other non-employee members of our Board in fiscal year 2022.

Name	Total Fees Earned or Paid in Cash ($)
Charles Goodman	62,000
Erik Akopiantz	50,000
Ossa Fredricsson Fisher	40,000
Buzz Waterhouse	40,000
James Hutter	30,000
Brian Jaffee	36,000
Paul Holden Spaht, Jr.	36,000

Non-Employee Director Policy

Pursuant to our non-employee director compensation policy, each non-employee director receives an annual cash retainer of $30,000. In addition, the Audit Committee chair receives a cash retainer of $20,000, and the Compensation & Nominating Committee chair receives a cash retainer of $12,000. Members of the Audit Committee and Compensation & Nominating Committee (other than the chairpersons of such committees) receive an additional cash retainer of $10,000 and $6,000, respectively. Each non-employee director may elect to receive his or her annual cash compensation in the form of RSUs.

In addition, upon their initial appointment to the Board, each non-employee director receives an initial grant of RSUs (the “Initial Appointment RSUs”) with a value of (i) $150,000, pro-rated for the number of days that the non-employee director has served on the Board (the “Pro-rated Portion”), plus (ii) $300,000 (the “Annual Portion”). The Initial Appointment RSUs vest annually with (a) the Pro-rated Portion vesting on the last trading day immediately prior to the date of the first annual shareholders meeting following such appointment and (b) the Annual Portion vesting (i) 50% on the last trading day immediately prior to the date of the second annual shareholders meeting following such appointment and (ii) 50% on the last trading day immediately prior to the date of the third annual shareholders meeting following such appointment, subject in each case to continuous service through the applicable vesting date.

If a non-employee director is initially elected at an annual shareholders meeting rather than appointed, such non-employee director will automatically be granted RSUs with a value of $450,000 (an “Initial Election RSU Grant”). The Initial Election RSU Grant will vest annually with (i) 33.3% vesting on the last trading day immediately prior to the date of the annual shareholder meeting, (ii) 33.3% vesting on the last trading day immediately prior to the date of the second annual shareholder meeting following such election, and (iii) 33.4% vesting on the last trading day immediately prior to the date of the third annual shareholder meeting following such election, subject in each case to continuous service through the applicable vesting date (the “Three Year Vesting Schedule”).

On the date of each annual shareholders meeting, each non-employee director (i) who is then continuing in office after the date of the annual shareholders meeting (and who, for the avoidance of doubt, is not elected for the first time to be a member of the Board at such annual shareholders meeting) and (ii) who has continued his or her service through the third annual shareholders meeting since our IPO or whose Initial Appointment RSU Grant, Initial Election RSU Grant or most recent Triennial RSU Grant (as defined below), as applicable, has fully vested on the last trading day immediately prior to the date of such annual shareholders meeting will automatically be granted RSUs with a value of $450,000 (the “Triennial RSU Grant”). The Triennial RSU Grant will vest in accordance with the Three Year Vesting Schedule.

In the event of a Change in Control (as defined in the 2021 Plan), any unvested portion of any RSU award granted pursuant to the non-employee director compensation policy will fully vest, subject to continuous service to the effective date of such transaction.

Limitations of Liability and Indemnification Matters

We have adopted provisions in our Charter that limit the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the Delaware General Corporation Law (the “DGCL”). Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

•
any breach of their duty of loyalty to the corporation or its stockholders;
•
acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•
any transaction from which the director derived an improper personal benefit.
•
This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Charter and our Bylaws also provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our Bylaws would permit indemnification.

We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our charter documents. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Equity Compensation Plan Information

The following table sets forth information regarding the Company’s equity compensation plans as of the year ended December 31, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuances Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Security Holders(1)	4,845,806	(2)	$—	(2)	19,050,369	(3)
Equity Compensation Plans Not Approved by Security Holders	—		—		—
Total	4,845,806		$—		19,050,369

(1)
Represents the 2021 Plan and the Instructure Holdings, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”). As of December 31, 2022, the number of shares reserved for issuance under the 2021 Plan and the ESPP were 23,629,623 shares and 3,307,406 shares, respectively, subject to adjustments in the event of a stock split, stock dividend or other change in our capitalization. The number of shares reserved for issuance under the 2021 Plan automatically increases each January 1, by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser amount of shares as determined by the Board. The total number of shares reserved for issuance under the ESPP increases annually on January 1 ending in 2031 by a number of shares of our common stock equal to 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or such lesser number of shares as determined by the Board. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2021 Plan are added back to the shares of common stock available for issuance under such plan.
(2)
Represents 4,845,806 RSUs granted under the 2021 Plan as of December 31, 2022. RSUs do not have an exercise price.
(3)
As of December 31, 2022, there were 16,160,491 shares available for grant under the 2021 Plan and 2,889,878 shares available for grant under the ESPP.

Pay Versus Performance

The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to our NEOs for the fiscal years ended on December 31, 2022, December 31, 2021 and December 31, 2020.

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)(2)		Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)(2)		Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)	Net Income(5)		Adjusted EBITDA (6)
2022	4,432,093	3,862,026	(8)	2,588,259	2,589,310	(8)	$112	$67	$(34,242,414)		179,591,000
2021	5,604,570	16,680,361	(9)	1,899,106	3,718,637	(9)	$114	$103	$(88,677,584)		146,678,000
2020	11,742,154	13,607,284	(10)	3,537,300	4,031,384	(10)	$—	$—	$(177,981,299)	(7)	66,325,000	(7)

(1)
The name of the Principal Executive Officer of the Company (“PEO”) reflected in these columns for each of the applicable fiscal years is our CEO, Steve Daly.
(2)
In calculating the ‘compensation actually paid’ amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718.
(3)
The names of each of the non-PEO NEOs reflected in these columns for each applicable fiscal year are as follows: Dale Bowen, Matthew Kaminer, Frank Maylett and Mitch Benson.
(4)
The Company Total Shareholder Return (“TSR”) and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K.

The peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the following published industry index, as disclosed in our Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K: S&P 1500 Application Software Index.i

(5)
Represents the amount of net income reflected in the Company’s audited GAAP financial statements for each applicable fiscal year.
(6)
We have selected Adjusted EBITDA as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to our NEOs to company performance for fiscal year 2022. Adjusted EBITDA is defined as earnings before debt-related costs, including interest and loss on debt extinguishment, benefit for taxes, depreciation, and amortization, adjusted to exclude certain items of a significant or unusual nature, including stock-based compensation, transaction costs, sponsor costs, impairment charges, other non-recurring costs, effects of foreign currency translation gains and losses, amortization of acquisition-related intangibles, and the impact of fair value adjustments to acquire unearned revenue relating to the Take-Private Transaction and Certica, Impact, and Elevate Data Sync acquisitions. Adjusted EBITDA is a non-GAAP financial measure. See Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for a reconciliation to net loss, its most directly comparable U.S. GAAP financial measure.
(7)
Represents Adjusted EBITDA for the period from April 1, 2020 to December 31, 2020 as a result of the Take-Private Transaction.
(8)
For fiscal year 2022, the ‘compensation actually paid’ to the PEO and the average ‘compensation actually paid’ to the non-PEO NEOs reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2022, computed in accordance with Item 402(v) of Regulation S-K:

	PEO ($)	Average Non-PEO NEOs ($)
Total Compensation Reported in 2022 Summary Compensation Table	4,432,093	2,588,259
Less, Grant Date Fair Value of Stock & Option Awards Reported in the 2022 Summary Compensation Table	(3,615,406)	(1,581,740)
Plus, Year-End Fair Value of Awards Granted in 2022 that are Outstanding and Unvested	4,012,553	1,665,594
Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	(290,021)	(44,364)
Plus, Vesting Date Fair Value of Awards Granted in 2022 that Vested in 2022	—	85,461
Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in 2022 (From Prior Year-End to Vesting Date)	(677,192)	(123,899)
Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2022	—	—
Plus, Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2022 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2022)	—	—
Total Adjustments	(570,067)	1,051
Compensation Actually Paid for Fiscal Year 2022	3,862,026	2,589,310
(9)
For fiscal year 2021, the ‘compensation actually paid’ to the PEO and the average ‘compensation actually paid’ to the non-PEO NEOs reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2021, computed in accordance with Item 402(v) of Regulation S-K:

	PEO ($)	Average Non-PEO NEOs ($)
Total Compensation Reported in 2021 Summary Compensation Table	5,604,570	1,899,106
Less, Grant Date Fair Value of Stock & Option Awards Reported in the 2021 Summary Compensation Table (i)	(4,603,570)	(810,031)
Plus, Year-End Fair Value of Awards Granted in 2021 that are Outstanding and Unvested	—	—
Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	13,305,660	2,195,278
Plus, Vesting Date Fair Value of Awards Granted in 2021 that Vested in 2021	—	—
Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in 2021 (From Prior Year-End to Vesting Date)	2,373,701	434,284
Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2021	—	—
Plus, Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2021 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2021)	—	—
Total Adjustments	11,075,791	1,819,531
Compensation Actually Paid for Fiscal Year 2021	16,680,361	3,718,637

i.
The values reported reflect the modification charge recognized for the Management Incentive Units that were converted into IPO RSUs for financial statement reporting purposes for the 2021 fiscal year in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(10)
For fiscal year 2020, the ‘compensation actually paid’ to the PEO and the average ‘compensation actually paid’ to the non-PEO NEOs reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2020, computed in accordance with Item 402(v) of Regulation S-K:

	PEO ($)	Average Non-PEO NEOs ($)
Total Compensation Reported in 2020 Summary Compensation Table	11,742,154	3,537,300
Less, Grant Date Fair Value of Stock & Option Awards Reported in the 2020 Summary Compensation Table	(11,234,870)	(1,798,416)
Plus, Year-End Fair Value of Awards Granted in 2020 that are Outstanding and Unvested	13,100,000	2,292,500
Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	—	—
Plus, Vesting Date Fair Value of Awards Granted in 2020 that Vested in 2020	—	—
Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in 2020 (From Prior Year-End to Vesting Date)	—	—
Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2020	—	—
Plus, Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2020 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2020)	—	—
Total Adjustments	1,865,130	494,084
Compensation Actually Paid for Fiscal Year 2020	13,607,284	4,031,384

Pay versus Performance Comparative Disclosure

Compensation Actually Paid and Company TSR

As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO NEOs is generally aligned with the Company’s TSR over the three years presented in the table. This is because a significant portion of the ‘compensation actually paid’ to the PEO and to the non-PEO NEOs is comprised of equity awards.

Compensation Actually Paid vs. Company TSR
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
Compensation Actually Paid
$115
$114
$114
$113
$113
$112
$112
$111
Cumulative TSR
(Value of initial $100 investment)
$114
$112
2020
2021
2022
PEO
Average for Non-PEO NEOs
TSR

Compensation Actually Paid and Net Income

As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO NEOs is generally aligned with the Company’s net income over the years ended December 31, 2020 and 2021, but is not aligned with the Company's net income for the year ended December 31, 2022. This is because a significant portion of the ‘compensation actually paid’ to the PEO and to the non-PEO NEOs is comprised of equity awards and in 2020 and 2021 the fair value of the awards granted in 2020 substantially increased, whereas there was not a similar increase in 2022. While the Company does not use net income as a performance measure in its overall executive compensation program, the measure of net income is correlated with EBITDA and ARR, which the Company does use when setting goals for the Company’s performance-based cash bonus program.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
Net Income (millions)
$-
$(20)
$(40)
$(60)
$(80)
$(100)
$(120)
$(140)
$(160)
$(180)
$(200)
$(178)
$(89)
$(34)
2020
2021
2022
PEO
Average for Non-PEO NEOs
Net Income

Compensation Actually Paid and Adjusted EBITDA

As demonstrated by the following graph, the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO NEOs is generally aligned with the Company’s Adjusted EBITDA over the years ended December 31, 2020 and 2021, but is not aligned with the Company's net income for the year ended December 31, 2022. This is because a significant portion of the ‘compensation actually paid’ to the PEO and to the non-PEO NEOs is comprised of equity awards and in 2020 and 2021 the fair value of the awards granted in 2020 substantially increased, whereas there was not a similar increase in 2022. As described above, Adjusted EBITDA is defined as earnings before debt-related costs, including interest and loss on debt extinguishment, benefit for taxes, depreciation, and amortization, adjusted to exclude certain items of a significant or unusual nature, including stock-based compensation, transaction costs, sponsor costs, impairment charges, other non-recurring costs, effects of foreign currency translation gains and losses, amortization of acquisition-related intangibles, and the impact of fair value adjustments to acquire unearned revenue relating to the Take-Private Transaction and Certica, Impact, and Elevate Data Sync acquisitions. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the Company’s most important financial performance measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to the NEOs to company performance for fiscal year 2022.

Compensation Actually Paid vs. Adjusted EBITDA
Compensation Actually Paid
Adjusted EBITDA (millions)
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
$66
$147
$180
2020
2021
2022
PEO
Average for Non-PEO NEOs
Adjusted EBITDA

Company TSR and Peer Group TSR

As demonstrated by the following graph, the Company’s TSR over the three years presented in the table was 12%, while the Company’s peer group TSR was (33)% over the three years presented in the table. The Company’s TSR generally outperformed the peer group during the three years presented in the table, representing the Company’s superior financial performance as compared to the companies comprising the peer group.

Company TSR vs. Peer Group TSR
Cumulative TSR
(Value of initial $100 investment)
$120
$110
$100
$90
$80
$70
$60
7/22/2021
12/31/2021
12/31/2022
Company Culative TSR
S&P 1500 Application Software Index TSR

Pay versus Performance Tabular List

The following table lists our most important performance measures used by us to link ‘compensation actually paid’ to our NEOs to company performance for fiscal year 2022. The performance measures included in this table are not ranked by relative importance.

Most Important Performance Measures
Adjusted EBITDA
Annual Recurring Revenue
Adjusted Unlevered Free Cash Flow
Gross Profit

CEO Pay Ratio

As a result of the rules adopted by the SEC under the Dodd-Frank Act, we are required to disclose the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee, using certain permitted methodologies.

For fiscal year 2022:

•
The annual total compensation of the median employee was $89,364;
•
The annual total compensation of our CEO was $4,432,093; and
•
The estimated ratio of the annual total compensation of our CEO to the median annual total compensation of all other employees was 50 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Methodology

We used December 31, 2022 (the “Determination Date”) as the date to determine the median employee. We examined the total amount of compensation as reflected in our payroll records (“Total Compensation”) for all individuals, excluding our CEO, who were employed by us on the Determination Date. Total Compensation was calculated using the same methodology we used for our NEOs as set forth in the “Summary Compensation Table”. We included all employees, whether employed on a full-time, part-time, seasonal or temporary basis. We did not make any material assumptions, adjustments, or estimates with respect to total compensation. We did not annualize the compensation for any employees. We included non-U.S. employees by converting their total compensation to U.S. Dollars from the applicable local currency. We believe the use of total compensation for all employees is a consistently applied compensation measure because the SEC released guidance providing that compensation determined based on the Company’s tax and/or payroll records is an appropriate consistently applied compensation measure.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Approval of Related Party Transactions

We have adopted a written policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related person transactions. In the course of its review and approval of related party transactions, our Audit Committee considers the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:

•
the related person’s relationship to us and interest in the transaction;
•
the material facts of the proposed transaction, including the proposed aggregate value of the transaction;
•
the impact on a director’s independence in the event the related person is a director or an immediate family member of the director or director nominee;
•
the benefits to us of the proposed transaction;
•
if applicable, the availability of other sources of comparable products or services; and
•
an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.

In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

All of the transactions described below were entered into prior to the adoption of the Company’s written related party transactions policy, but all were approved by our Board considering similar factors to those described above.

Related Party Transactions

Other than compensation arrangements for our directors and named executive officers, which are described in the section entitled “Executive Compensation” elsewhere in this Proxy Statement, below we describe transactions during the year ended December 31, 2022 to which we were a participant or will be a participant, in which:

• the amounts involved exceeded or will exceed $120,000; and

• any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Agreement with our Principal Stockholder

The Company has agreements in place with our Principal Stockholder for financial and management advisory services, along with compensation arrangements and reimbursements to directors and officers. During the year ended December 31, 2022, we incurred $0.6 million related to these services.

Employment of a Family Member

The spouse of Mitch Benson, our Chief Strategy Officer, is an employee of the Company. Mr. Benson has been an employee of the Company since 2014 and an officer of the Company since August 2019. His spouse, Ms. Tara Gunther, has been an employee of the Company since 2014. For the year ended December 31, 2022, Ms. Gunther's base salary was $0.2 million. She also received benefits generally available to all employees. The compensation for Ms. Gunther was determined in accordance with our standard employment and compensation practices applicable to employees with similar responsibilities and positions.

Appointment of Executive Officer to Service Provider’s Board of Trustees

In October 2022, our Board approved the appointment of Melissa Loble, Chief Customer Experience Officer and a former Company executive officer, to the Board of Trustees of Internet2, a community of organizations providing services for research and education. Ms. Loble was appointed by Internet2's Board of Trustees in the same period and her term of service as a member of the Board of Trustees is expected to end in October 2024. For the year ended December 31, 2022, the Company paid Internet2, $0.5 million for services provided in the ordinary course of business.

Director Nomination Agreement

We are party to a Director Nomination Agreement with our Principal Stockholder that provides our Principal Stockholder the right to designate nominees for election to our Board for so long as our Principal Stockholder beneficially owns 5% or more of the Original Amount. Our Principal Stockholder may also assign its designation rights under the Director Nomination Agreement to an affiliate (other than a portfolio company of Thoma Bravo). See the section titled “Board of Directors and Corporate Governance—Director Nomination Agreement” included in this Proxy Statement for a description of the Director Nomination Agreement.

Registration Rights Agreement

We are party to a registration rights agreement with our Principal Stockholder pursuant to which our Principal Stockholder is entitled to request that we register our Principal Stockholder’s shares on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” Our Principal Stockholder is also entitled to participate in certain of our registered offerings, subject to the restrictions in the registration rights agreement. Certain of our pre-IPO equityholders, including two of our directors (Mr. Akopiantz and Mr. Goodman), are entitled to piggyback on registered offerings initiated by us or by our Principal Stockholder. We will pay our Principal Stockholder’s expenses in connection with our Principal Stockholder’s exercise of these rights. The registration rights described in this paragraph apply to (i) shares of our common stock held by our Principal Stockholder and its affiliates and (ii) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the common stock described in clause (i) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), or repurchased by us or our subsidiaries. In addition, with the consent of the Company and holders of a majority of Registrable Securities, any Registrable Securities held by a person other than our Principal Stockholder and its affiliates will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.

Indemnification of Officers and Directors

We previously entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the General Corporation Law of the State of Delaware (“DGCL”). Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of April 6, 2023 for:

•
each person or group known to us who beneficially owns more than 5% of our common stock;
•
each of our directors;
•
each of our Named Executive Officers; and
•
all of our directors and executive officers as a group.

The numbers of shares of common stock beneficially owned and percentages of beneficial ownership are based on 143,478,526 shares of common stock outstanding as of April 6, 2023.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or restricted stock units (“RSUs”) that are currently exercisable or exercisable or will vest within 60 days of April 6, 2023 are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the stockholder.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Instructure Holdings, Inc., 6330 South 3000 East, Suite 700, Salt Lake City, UT 84121.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
5% Stockholders
Thoma Bravo(1)	122,065,804	85.1%
Named Executive Officers and Directors
Steve Daly(2)	1,343,484	*
Dale Bowen(3)	337,676	*
Matthew A. Kaminer(4)	256,124	*
Frank Maylett(5)	149,142	*
Mitch Benson(6)	96,188	*
Charles Goodman(7)	188,934	*
Erik Akopiantz(8)	56,539	*
Ossa Fisher(9)	15,000	*
Lloyd Waterhouse(10)	25,223	*
James Hutter	—	—
Brian Jaffee	—	—
Paul Holden Spaht, Jr.	—	—
All Directors and Executive Officers as a Group (12 individuals)(11)	2,319,168	1.6%

* Indicates less than 1%

(1)
As reported on the Schedule 13G filed on February 4, 2022, consists of 1,073,324 shares held directly by Thoma Bravo Executive Fund XIII, L.P. (“TB Exec Fund”), 56,619,128 shares held directly by Thoma Bravo Fund XIII, L.P. (“TB Fund XIII”), and 64,373,352 shares held directly by Thoma Bravo Fund XIII-A, L.P. (“TB Fund XIII-A”). Thoma Bravo Partners XIII, L.P. (“TB Partners XIII”) is the general partner of each of TB Exec Fund, TB Fund XIII and TB Fund XIII-A. Thoma Bravo is the ultimate general partner of TB Partners XIII. Thoma Bravo’s voting and investment decisions are made by an investment committee comprised of Seth Boro, Orlando Bravo, S. Scott Crabill, Lee Mitchell, Holden Spaht and Carl Thoma. By virtue of the relationships described in this footnote, Thoma Bravo may be deemed to exercise voting and dispositive power with respect to the shares held directly by TB Exec Fund, TB Fund XIII and TB Fund XIII-A. Messrs. Boro, Bravo, Crabill, Mitchell, Spaht and Thoma disclaim beneficial ownership of the shares held directly by TB Exec Fund, TB Fund XIII, and TB Fund XIII-A. The principal business address of the entities identified herein is c/o Thoma Bravo, L.P., 150 North Riverside Plaza, Suite 2800, Chicago, Illinois 60606.
(2)
Includes 103,189 RSUs that vest within 60 days of April 6, 2023.
(3)
Includes 26,290 RSUs that vest within 60 days of April 6, 2023.
(4)
Includes 20,287 RSUs that vest within 60 days of April 6, 2023.
(5)
Includes 16,949 RSUs that vest within 60 days of April 6, 2023. Mr. Maylett stepped down from his position as Chief Revenue Officer, effective as of February 15, 2023 and his employment with the Company ended as of that date.
(6)
Includes 21,151 RSUs that vest within 60 days of April 6, 2023.
(7)
Includes 10,777 RSUs that vest within 60 days of April 6, 2023.
(8)
Includes 2,874 RSUs that vest within 60 days of April 6, 2023.
(9)
Includes 7,500 RSUs that vest within 60 days of April 6, 2023.
(10)
Includes 6,550 RSUs that vest within 60 days of April 6, 2023.
(11)
Includes 198,618 RSUs that vest within 60 days of April 6, 2023.

COMPENSATION COMMITTEE REPORT

Our Compensation and Nominating Committee oversees director and officer compensation and similar plans. Our Principal Stockholder controls a majority of our outstanding stock. As a result, we are a “controlled company” and rely on the NYSE rules which provide that a controlled company may elect not to comply with certain corporate governance standards required of newly public companies, including the requirement to have a compensation committee that is composed of entirely independent directors within one year of the listing date. We rely on our exemption as a “controlled company.” As provided in the Compensation Committee Charter, the Committee’s primary responsibility is to (i) review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, (ii) evaluate the performance of our Chief Executive Officer in light of such corporate goals and objectives, (iii) review and approve the compensation of our other executive officers and (iv) establish our overall management compensation, philosophy and policy.

The Compensation and Nominating Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis section in this Proxy Statement with management. Based upon such review and discussions, the Compensation and Nominating Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Compensation and Nominating Committee:

Charles Goodman, Chair

Paul Holden Spaht, Jr.

Brian Jaffee

PROPOSAL 2 — ADVISORY VOTE REGARDING NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY”)

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained elsewhere in this Proxy Statement. As discussed in those disclosures, the Compensation and Nominating Committee and the Board believe that our compensation policies and decisions are appropriately designed to align the interests of our named executive officers with those of our stockholders, to emphasize strong pay-for-performance principles and to enable us to attract and retain talented and experienced executives to lead the Company in a competitive environment.

The Board is asking stockholders to support the compensation of the Company’s named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

”RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and disclosure.”

While the advisory vote we are asking you to cast is non-binding, the Compensation and Nominating Committee and the Board value the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our executive officers.

THE BOARD RECOMMENDS YOU VOTE, ON AN ADVISORY BASIS, “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS PRESENTED IN THIS PROXY STATEMENT.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023. Services provided to the Company and its subsidiaries by Ernst & Young LLP for the year ended December 31, 2022 are described below and under “Audit Committee Report.”

Fees and Services

The following table summarizes the aggregate fees for professional audit services and other services rendered by Ernst & Young LLP for the years ended December 31, 2022 and 2021:

	2022	2021
Audit Fees(1)	$1,806,118	$2,620,308
Audit-Related Fees(2)	1,347,284	1,361,702
Tax Fees(3)	58,726	203,969
All Other Fees(4)	860,620	877,515
Total	$4,072,748	$5,063,494
(1)
Consist of fees for the audit and other procedures in connection with our Annual Report on Form 10-K and review of our quarterly financial statements in connection with our Quarterly Reports on Form 10-Q.
(2)
Consist of fees billed for assurance and related services not reported under Audit Fees that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, including accounting consultations in connection with transactions and merger and acquisition due diligence.
(3)
Consist of review of tax related items, including transfer pricing and 382 analysis.
(4)
Consist of fees billed for market studies performed on behalf of management, as well as fees for subscriptions to Ernst & Young LLP’s accounting research tool.

In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the Public Company Accounting Oversight Board.

The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services performed by our independent registered public accounting firm. The term of any pre-approval is twelve months from the date of pre-approval, unless specified otherwise. Accordingly, unless the specific service has been pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform such services. Each year, the Audit Committee will pre-approve audit services, audit-related services and tax services to be used by the Company.

The Audit Committee approved all services provided by Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.

Ratification of the appointment of Ernst & Young LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the Company’s stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

THE AUDIT COMMITTEE AND THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

PROPOSAL 4 — AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR EXCULPATION OF OFFICERS

We are asking our stockholders to consider and vote upon a proposal to approve an amendment (the “Charter Amendment”) to our Second Amended and Restated Certificate of Incorporation (the “Charter”) to reflect new Delaware law provisions regarding exculpation of officers.

Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to enable Delaware companies to limit the liability of certain of their officers in limited circumstances. In light of this update to the DGCL, the Board approved and declared advisable the proposed Charter Amendment to amend the current exculpation and liability provisions in Article SIX of the Charter to adopt DGCL Section 102(b)(7) and extend exculpation protection to our officers in addition to our directors.

The proposed Charter Amendment would provide as follows (with proposed amendments in bold):

“ARTICLE SIX

Section 1. Limitation of Liability.

(a) To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director or officer.

(b) Any amendment, repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification with respect to any act, omission or other matter occurring prior to such amendment, repeal or modification.”

The Board believes that including the exculpation provision as provided in the proposed Charter Amendment is necessary to continue to attract and retain experienced and qualified officers. The Board believes that in the absence of such protection, qualified officers might be deterred from serving as officers of the Company due to exposure to personal liability and the risk that substantial expense may be incurred in defending lawsuits, regardless of merit. Further, the Board believes that the proposed Charter Amendment would not negatively impact stockholder rights, particularly taking into account the narrow class and type of claims for which officers’ liability would be exculpated. The proposed Charter Amendment would allow for the exculpation of certain officers of the Company only in connection with direct claims brought by stockholders, including class actions, but would not eliminate such officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. As is currently the case with respect to directors of the Company, the proposed Charter Amendment would also not limit the liability of officers for (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and (iii) any transaction from which the officer derived an improper personal benefit.

If the requisite stockholder vote is obtained, we intend to file the Charter Amendment in the form attached hereto as Appendix A with the Delaware Secretary of State as soon as practicable thereafter. The Charter Amendment will become effective upon filing with the Delaware Secretary of State. The Board may, at any time prior to effectiveness, abandon the Charter Amendment without further action by the stockholders or the Board (even if the requisite stockholder vote is obtained).

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE CHARTER AMENDMENT TO PROVIDE FOR EXCULPATION OF OFFICERS.

AUDIT COMMITTEE REPORT(1)

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed pursuant to applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, regarding the auditor’s independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Audit Committee:

Erik Akopiantz, Chair

Ossa Fisher

Lloyd Waterhouse

(1) The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available on our corporate website at https://ir.instructure.com. Please note that our website address is provided as an inactive textual reference only and the information provided on or accessible through our website is not part of this Proxy Statement. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC.

COST OF PROXY SOLICITATION

The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
INSTRUCTURE HOLDINGS, INC.
(a Delaware corporation)

Instructure Holdings, Inc., a Delaware corporation (the “Corporation”), hereby certifies as of this []th day of [May] 2023 as follows:

FIRST: This Certificate of Amendment amends the provisions of the Corporation’s Second Amended and Restated Certificate of Incorporation, as amended, filed with the Secretary of State of the State of Delaware on July 23, 2021.

SECOND: Article Six of the Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and replaced to read in its entirety as follows:

“ARTICLE SIX

Section 1. Limitation of Liability.

(a) To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director or officer.

(b) Any amendment, repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification with respect to any act, omission or other matter occurring prior to such amendment, repeal or modification.”

THIRD: This Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

FOURTH: All other provisions of the Second Amended and Restated Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to be signed as of the date first above written.

INSTRUCTURE HOLDINGS, INC.

By:
Name:
Title:

A-1

INSTRUCTURE HOLDINGS, INC. 6330 SOUTH 3000 EAST, SUITE 700 SALT LAKE CITY, UTAH 84121 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 24, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 24, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR each of the director nominees below: 1. Election of Class II Directors Nominees For Withhold 1a. Erik Akopiantz 1b. James Hutter The Board of Directors recommends you vote FOR NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. proposals 2, 3 and 4. For Against Abstain 2. To approve, by an advisory vote, the compensation of our named executive officers, as disclosed in the Proxy Statement ("say-on-pay"). 3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023. 4. To approve an amendment to the Company's Second Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding exculpation of officers. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

i

0000601226_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com INSTRUCTURE HOLDINGS, INC. Annual Meeting of Stockholders May 25, 2023 10:00 AM MT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Dale Bowen and Matt Kaminer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INSTRUCTURE HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM MT on May 25, 2023, at Instructure Holdings, Inc., 6330 South 3000 East, Suite 700, Salt Lake City, Utah 84121, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, the proxies will vote in their discretion. Please refer to the Proxy Statement for a discussion of the Proposals. Continued and to be signed on reverse side